Exhibit 99.1
RingCentral Announces $100 Million Share Repurchase Authorization

BELMONT, Calif – Dec. 13, 2021 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced that its Board of Directors has authorized a share repurchase program under which RingCentral may repurchase up to $100 million of its outstanding Class A common stock.
“The Board’s decision to authorize the share repurchase program reflects our strong confidence in the continued success and long-term profitable growth of our business, which we believe is not reflected at the current market valuation,” said Vlad Shmunis, RingCentral’s founder, Chairman and CEO. “We are committed to driving long-term shareholder value with a disciplined capital allocation strategy that balances investing in our business for growth and opportunistically leveraging favorable market conditions as they arise.”
Repurchases under this program will be funded from our future cash flow generation, as well as from additional potential sources of cash including capped calls associated with previously redeemed convertible notes.
Under the program, share repurchases may be made at the Company’s discretion from time to time in open market transactions, privately negotiated transactions, or other means. The timing and number of shares repurchased under the program will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The authorization is effective until December 31, 2022. The Board will review the share repurchase program periodically and may authorize adjustments of its terms if appropriate.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial and operating results and guidance, our ability to drive long-term shareholder value, and the success of our capital allocation strategy, including our ability to invest in our growth and our ability to leverage favorable market conditions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral Office®, RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; our ability to successfully manage recent leadership transitions; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP ®) global platform. More flexible and cost effective than legacy on-premises PBX and video conferencing systems that it replaces, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video ®,  the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

© 2021 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, RingCentral Contact Center, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.
Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com